EXHIBIT 32.1
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                            CERTIFICATIONS  PURSUANT  TO
                  SECTION  906  OF  THE  SARBANES-OXLEY  ACT  OF  2002
                            (18  U.S.C.  SECTION  1350)

In connection with the Quarterly Report of Hyperdynamics Corporation (Hyperdynamics), on Form 10-Q for the quarter ended March 31, 2006, as filed with the Securities and Exchange Commission (the "Report"), Kent P. Watts, Chief Executive Officer of Hyperdynamics, does hereby certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                         (signed)
Date:  May 22,  2006

By:  /s/  Kent  P.  Watts
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          Kent  P.  Watts
          Chief  Executive  Officer